WARRANT AGREEMENT


     This WARRANT AGREEMENT is made and entered into as of May 28, 1999 by and between Wellsford Real Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "Company"), and United States Trust Company of New York (together with its successors and permitted assigns, the "Warrant Agent").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, W/W Group Holdings, L.L.C., a Delaware limited liability company ("Holding Co."), WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("WHWEL"), WXI/WWG Realty, L.L.C., a Delaware limited liability company, Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT"), and other parties have agreed to form, and contribute certain assets to, Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company ("Wellsford/Whitehall Group"), subject to the concurrent issuance by the Company to WHWEL of one hundred fifty thousand (150,000) warrants to purchase shares of the Company's Common Stock;

     WHEREAS, WHWEL has directed the Company to issue such 150,000 warrants to Holding Co.; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is so willing to act, in connection with the issuance, transfer or exercise of Warrants and other matters as provided herein.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of

                              Exhibit 4.42 Page 1
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voting  securities,  by contract or otherwise,  and the terms  "controlling" and
"controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Warrant Agreement, as it may be amended or modified from time to time.

     "Articles of Incorporation" shall mean the Company's Articles of Amendment and Restatement, as amended from time to time.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York are authorized or required to close.

     "Cash Amount" shall mean, with respect to any Warrant, an amount of cash equal to the product of (i) the Closing Price of the Common Stock as of the date of exercise of such Warrant multiplied by (ii) the Shares Amount in effect on such date.

     "Close of Business" shall mean, for any day, 5:00 P.M., New York City time, on such date.

     "Closing Price" shall mean the last reported sale price regular way on the day in question or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the American Stock Exchange ("AMEX"), or, if the Common Stock is not listed or admitted to trading on the AMEX, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the board of directors of the Company for the purpose. In the case of a closing price of Common Stock on the AMEX, such price shall mean the closing price reported in the AMEX composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not so reported, another authoritative source).

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company and any other stock of the Company into which such common stock may be converted or reclassified (other than stock of the Company into which unissued Common Stock has been reclassified) or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations, recapitalizations or other like events. For purposes of Section 6.1, the term "Common Stock" shall include the Class A common stock, $.01 par value per share, of the Company.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "current market price" shall have the meaning set forth in Section 6.1(a)(vii).

                              Exhibit 4.42 Page 2

     "Deemed  Value Per  Membership  Unit"  shall have the  meaning set forth in
Section 1 of the Wellsford/Whitehall Group LLC Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall have the meaning set forth in Section 3.1(b).

     "Expiration Date" shall mean the fifth anniversary of the date of this Agreement, provided that if such date is not a Business Day, the next Business Day thereafter.

     "Holders" shall mean, collectively, the holders from time to time of Warrant Certificates and "Holder" shall mean any such holder.

     "Holding Co." shall have the meaning set forth in the second paragraph of this Agreement.

     "Initial Holder" shall mean Holding Co.

     "Membership   Unit"   shall   have   the   meaning   set   forth   in   the
Wellsford/Whitehall Group LLC Agreement.

     "Partial Spin-Off" shall have the meaning set forth in Section 6.1(a)(iv).

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Registration   Rights  Agreement"  shall  mean  the  Registration   Rights
Agreement, dated as of May ___, 1999, between the Company and the Initial Holder, as such agreement may be amended or modified from time to time .

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Reports" shall mean the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares Amount" shall mean, with respect to any Warrant, 0.826446 shares of Common Stock, subject to all adjustments made pursuant to Article 6 hereof on or prior to the date of exercise of such Warrant.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of

                              Exhibit 4.42 Page 3
business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, any Business Day.

     "Transfer Agent" shall have the meaning set forth in Section 11.1.

     "Underlying Common Stock" shall mean all shares of Common Stock either issuable upon the exercise of the Warrants or previously issued upon the prior exercise of the Warrants.

     "Warrants" shall mean the warrants issued by the Company on the date hereof pursuant to this Agreement, and any additional warrants issued in accordance with this Agreement.

     "Warrant Certificates" shall mean the certificates substantially in the form of Exhibit A evidencing the Warrants.

     "Warrant Agent" shall have the meaning set forth in the first paragraph of this Agreement.

     "WCPT" shall have the meaning set forth in the second paragraph of this Agreement.

     "Wellsford/Whitehall Group" shall mean the meaning set forth in the second paragraph of this Agreement.

     "Wellsford/Whitehall Group LLC Agreement" shall mean the limited liability company agreement of Wellsford/Whitehall Group dated as of May, ___ 1999, as such agreement may be amended or modified from time to time.

     Certain terms used principally in Article 6 are defined in that Section.

                                    ARTICLE 2

                           ORIGINAL ISSUE OF WARRANTS

     Section 2.1. Form of Warrant Certificates. Warrant Certificates shall be in registered form only, substantially in the form attached hereto as Exhibit A and dated the date on which countersigned by the Warrant Agent.

     Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and which are not required to be countersigned by the Warrant Agent.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon the surrender of the temporary Warrant Certificates to the Warrant Agent, without

                              Exhibit 4.42 Page 4
charge to the Initial Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     Section 2.2.  Execution and Delivery of Warrant Certificates.
                   ----------------------------------------------

     (a) Simultaneously with the execution of this Agreement, Warrant Certificates evidencing one hundred fifty thousand (150,000) Warrants, shall be executed on behalf of the Company as provided in paragraph (b) below and delivered to the Warrant Agent for countersignature and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to Whitehall. In addition, the Warrant Agent is irrevocably authorized to countersign and deliver Warrant Certificates as required by Sections 3.1(e), 5.1 and 5.2.

     (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer or President, either manually or by facsimile signature printed thereon. Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile signature printed thereupon, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                                    ARTICLE 3

                              EXERCISE OF WARRANTS

     Section 3.1.  Exercise Procedures.
                   -------------------

     (a) Each Warrant shall be exercisable as provided in this Section 3 from time to time on any Business Day prior to the Close of Business on the Expiration Date.

     (b) When exercised in accordance with subparagraph (c) below, each Warrant shall entitle the Holder to purchase, and the Company shall be required to deliver, a number of shares of Common Stock equal to the Shares Amount in effect on the day such Warrant is exercised in accordance with Section 3.1(c), at an exercise price (the "Exercise Price") of, at the sole election of the Holder, either (x) a number of Membership Unit(s) equal to the quotient (rounded to the nearest one ten-thousandth (0.0001)) of (i) $10.00 divided by (ii) the Deemed Value Per Membership Unit or (y) $10.00 in cash; provided, however, that the Company may, at its sole election, pay to the Holder of each Warrant so exercised in respect of any one or more of such Warrants cash in an amount equal to the Cash Amount in lieu of delivering the shares of Common Stock. When multiple Warrants are exercised, the Exercise Price may consist of cash, Membership Units or any combination thereof. For the avoidance of doubt, the Holder may procure Membership Units for the payment of the Exercise Price from its Affiliates or other third-parties. Notwithstanding the foregoing, the Holder may not elect to deliver Membership Units as the Exercise Price upon the exercise of any Warrant before August 28, 1999.

                              Exhibit 4.42 Page 5

     (c) In order to exercise a Warrant, the Holder must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with the form of election on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment or delivery, as the case may be, of the Exercise Price, to the Warrant Agent at the principal office of the Warrant Agent in New York, New York. In the event Holder elects to tender Membership Units as provided in subparagraph (b) above, all such Membership Units (and the corresponding Interest (as defined in Wellsford/Whitehall Group LLC Agreement)) shall be assigned by the Warrant Agent to the Company. In the event a Holder elects to pay the cash Exercise Price as provided in subparagraph (b) above, such Holder shall transfer to the Warrant Agent, together with the surrendered Warrant Certificate, the required payment in full of the Exercise Price for each Warrant which is exercised. Any such payment of the Exercise Price shall be by certified or official bank check or wire transfer of same day funds, and such funds shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company.

     (d) Upon surrender of a Warrant Certificate in conformity with the foregoing, the Warrant Agent shall thereupon promptly notify the Company. In the event the Company elects to deliver the Shares Amount as provided in subparagraph (b) above, the Company shall transfer to the Holder of the exercised Warrant share certificates representing the shares of Common Stock to which such Holder is entitled and the Holder shall be deemed to own and have all the rights associated with any shares of Common Stock to which it is entitled pursuant to this Agreement upon the surrender of any Warrant Certificate in accordance with this Section 3.1. If the Company elects to deliver the Cash Amount as provided in subparagraph (b) above, the Company shall deliver to the Holder of the exercised Warrant payment of the Cash Amount in same day funds to the account specified on the form of election on the reverse of or attached to the Warrant Certificate. The Holder acknowledges that the Company does not currently intend to issue Common Stock equal to 20% or more of its currently outstanding Common Stock upon the exercise of any Warrants and, in the event of such an exercise that could result in Common Stock being issued in excess of such limit, the Company will instead deliver the Cash Amount.

     (e) If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered by the Warrant Agent to the Company with instructions for the issuance of a new Warrant Certificate and the Company shall promptly execute such new Warrant Certificate for the Warrants that were not exercised and deliver the same to the Warrant Agent. The Warrant Agent shall promptly countersign the new Warrant Certificate, register it and deliver it to the registered Holder thereof.

                                    ARTICLE 4

                       COMPLIANCE WITH THE SECURITIES ACT

     Section 4.1. Transfers. The Initial Holder hereby acknowledges that the Warrants and the shares of Common Stock which may be received by the Initial Holder upon exercise of any Warrant are and will be subject to certain restrictions on transfers under the Securities Act and the regulations promulgated thereunder.

                              Exhibit 4.42 Page 6

     Section 4.2. Representations. The Initial Holder has been afforded full and complete access to all information and other materials relating to the Company and to the offer of the Warrants and has had the opportunity to have answered any questions it had concerning the Company and the offering of the Warrants.

     The Initial Holder hereby represents that it is acquiring the Warrants for its own account for investment and not with a view to the resale or distribution of any interest therein.

                                    ARTICLE 5

                     REGISTRATION OF TRANSFERS AND EXCHANGES

     Section 5.1. Generally. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the transfers or exchanges of the Warrant Certificates as herein provided.

     The Warrant Agent shall from time to time register the transfer or exchange of any outstanding Warrant, in the records to be maintained by it for that purpose, upon surrender of such Warrant. Upon any such registration of transfer or exchange, a new Warrant Certificate shall be issued to the transferee in the case of a transfer or to the Holder making the exchange, and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall be disposed of by the Warrant Agent in accordance with its customary procedures and the Warrant Agent shall deliver a certificate of their destruction to the Company.

     All Warrant Certificates issued upon any registration of transfer or exchange shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form contained in Exhibit B hereto or such other form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Warrant Certificates.

     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when any Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for

                              Exhibit 4.42 Page 7
any purpose and as the Person entitled to either exercise the rights represented thereby or to transfer the Warrants represented thereby on the register of the Company maintained by the Warrant Agent, any notice to the contrary withstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.

     Section 5.2. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company, or if the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate, or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 5.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.

     Every new  Warrant  Certificate  executed  and  delivered  pursuant to this
Section 5.2 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable as provided herein, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 5.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

                                    ARTICLE 6

                                   ADJUSTMENTS

     Section 6.1.      Adjustment upon Certain Transactions.
                       ------------------------------------

     (a) The Shares Amount (and, by virtue thereof, the Cash Amount) shall be subject to adjustment from time to time as follows:

     (i) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of stock of the Company which dividend or distribution includes Common Stock, the Shares Amount in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Shares Amount by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination and the

                              Exhibit 4.42 Page 8
numerator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (ii) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Shares Amount in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying the Shares Amount by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the numerator shall be the number of shares of Common Stock outstanding at the Close of Business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph
(ii) in respect of which an adjustment shall have been made shall expire unexercised within 60 days after the same shall have been distributed or issued by the Company, the Shares Amount shall be readjusted at the time of such expiration to the Shares Amount that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

     (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Shares Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Shares Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. No reduction in the Shares Amount may occur except pursuant to this subparagraph (iii).

                              Exhibit 4.42 Page 9

     (iv) Subject to the last two sentences of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 6.1(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 6.1(a)), the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (iv) by a fraction of which the denominator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock and the numerator shall be such current market price per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 6.1(a). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of stock other than such shares of Common Stock or such rights or warrants (making any Shares Amount increase required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Shares Amount increase required by subparagraph (i) or (ii) of this Section 6.1(a), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph
(iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6.1(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the Close of Business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6.1(a)). Notwithstanding anything to the contrary contained in this Article 6, the Company may one time in any twelve-month period pay a dividend or distribution on its Common Stock exclusively in the form of securities of (or other ownership interests in) any subsidiary of the Company (a "Partial Spin-Off") without any adjustment to the Shares Amount on account thereof if the fair market value (determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the Partial Spin-Off distributed per share of Common Stock outstanding on the date fixed for such determination does not exceed 8% of the current market price per share (determined as provided in subparagraph (vii) of this

                              Exhibit 4.42 Page 10

Section 6.1(a) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend).

     (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the greater of (x) the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this
Section 6.1(a)), and (y) the per share amount which, when multiplied by four, and added to the fair market value (as determined in the last sentence of (iv) above) of any Partial Spin-Off distributed per share of Common Stock during the preceding twelve-month period, is equal to or less than 8% of the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (v) by a fraction of which the denominator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the numerator shall be such current market price per share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

     (vi) In case a tender or exchange offer made by the Company or by any subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the Shares Amount shall be increased so that the same shall equal the number determined by multiplying the Shares Amount in effect immediately prior to the effectiveness of the Shares Amount increase contemplated by this subparagraph (vi) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the

                              Exhibit 4.42 Page 11

Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 6.1(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (vii) For the purpose of any computation under  subparagraph (ii), (iv) and
(v) of this Section 6.1(a), the "current market price" per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Shares Amount pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Shares Amount is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the fraction by which the Shares Amount is so required to be adjusted as a result of such Other Event, (3) if the "ex" date of any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6.1(a), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of stock or assets being distributed applicable to one share of Common Stock. For the purpose of any computation under subparagraph (vi) of this Section 6.1(a), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Shares Amount pursuant to subparagraph (i), (ii),
(iii), (iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Shares Amount is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or

                              Exhibit 4.42 Page 12
combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

     (viii) The Company may make such increase in the Shares Amount, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this
Section 6.1(a), as it considers to be advisable to avoid or diminish an income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may increase the Shares Amount by any amount for any period of time if the period is at least twenty days, the increase is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Shares Amount is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least fifteen days prior to the date the increased Shares Amount takes effect, and such notice shall state the increased Shares Amount and the period it will be in effect.

     (ix) No adjustment in the Shares Amount shall be required unless such adjustment would require an increase or decrease of at least 1% in the Shares Amount; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (x) Whenever the Shares Amount is adjusted as herein provided:

     (1) the Company shall compute the adjusted Shares Amount and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Shares Amount and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Warrant Agent; and

     (2) a notice stating the Shares Amount have been adjusted and setting forth the adjusted Shares Amount shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Company to all Holders.

     (b) No Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of the Warrants. If more than one Warrant is exercised by the same Holder at one time, the number of full shares issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon exercise of the Warrants, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price per share of Common Stock as of the date of such exercise.

     (c) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitation any recapitalization or

                              Exhibit 4.42 Page 13
reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock and other than the reclassification of unissued Common Stock into other stock of the Company), any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant only for (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such exercise, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Company for which such Warrant could have been exercised immediately prior to such transaction, and
(ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 6.1(e). The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall execute an agreement in form and substance reasonably acceptable to the Holders evidencing such right. Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. The above provisions shall similarly apply to each and every successive transaction of the foregoing type.

     (d) Prior Notice of Certain Events. In case:

     (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash in an amount not greater than its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

     (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any share of stock of any class or series or of any other rights or warrants; or

     (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value and other than the reclassification of unissued Common Stock into other stock of the Company), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                              Exhibit 4.42 Page 14

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Holders, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (e) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Article 6 to the contrary, if any Fundamental Change (as defined in Section 6.1(f)) occurs, then the Shares Amount in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 6(f)), each Warrant shall be exercisable solely in exchange for common stock of the kind and amount received by holders of Common Stock as a result of such Common Stock Fundamental Change as more specifically provided below in this
Section 6.1(e).

     For purposes of  calculating  any  adjustment  to be made  pursuant to this
Section 6.1(e) in the event of a Fundamental Change, immediately after such Fundamental Change in the case of a Common Stock Fundamental Change, the Shares Amount in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this
Section 6, shall thereupon be adjusted by multiplying such Shares Amount by a fraction of which the denominator shall be the Purchaser Stock price (as defined in Section 6.1(f)) and the numerator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Shares Amount in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such Shares Amount by the number of shares of common stock of the successor, acquiror, or other third party received by a shareholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

     (f) Definitions. The following definitions shall apply to terms used in this Article 6:

                              Exhibit 4.42 Page 15

     (i) "Applicable Price" shall mean (1) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a shareholder for one share of Common Stock and
(2) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Company to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 6.1(a).

     (ii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 6.1(f)(i) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (1) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Warrants continue to exist as outstanding Warrants, or (2) not later than the occurrence of such Fundamental Change, the outstanding Warrants are converted into or exchanged for warrants of a corporation succeeding to the business of the Company, which warrants have terms identical to those of the Warrants.

     (iii) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Shares Amount, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the rights to receive cash, securities, property or other assets.

     (iv) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                              Exhibit 4.42 Page 16

     (v) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Company to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 6.1(a); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock price shall be set at a price determined in good faith by the Board of Directors of the Company.

     (g) Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in
Section 6(a)(iv) or 6(a)(v) (including, without limitation, dividends or distributions referred to in the last two sentences of Section 6(a)(iv)), the holder of each Warrant, upon the exercise thereof subsequent to the Close of Business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Shares Amount adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock for which such Warrant is exercised, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so exercising, the Company may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Company, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any exercise of a Warrant described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the Warrant so exercised is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     (h) Reservation of Shares, Etc. The Company shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of allowing the exercise of the Warrants, such number of shares of its Common Stock as shall from time to time be sufficient to permit the Company to deliver the Shares Amount in the event all of the Warrants from time to time outstanding were exercised. The Company shall from time to time, in accordance with the laws of the State of Maryland, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the Company to deliver the Shares Amount upon the exercise of all of the

                              Exhibit 4.42 Page 17
then-outstanding Warrants (taking into account the adjustments to the Shares Amount that are provided for herein).

     If any shares of common stock required to be reserved for purposes of the exercise of the Warrants hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon exercise, and an exemption under Section 3(a)(9) of the Securities Act or similar exemption is not available, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the NASDAQ National Market System or listed on any U.S. national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exercise of the Warrants. The second sentence of this paragraph shall apply only when the Warrants shall have become freely transferable pursuant to Rule 144(k) under the Securities Act or if the shares of Common Stock issuable upon exercise of the Warrants are exempt from the registration requirements of the Securities Act by operation of an exemption referred to in the first sentence of this paragraph.

     (i) Dividend or Interest Reinvestment Plans or Other Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan (a "DRIP"), and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee or director benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Shares Amount in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article 6. If any action would require adjustment of the Shares Amount pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of the Warrants.

                                    ARTICLE 7

                       REGISTRATION RIGHTS AND PROCEDURES

     Section 7.1. The Company acknowledges that it is subject to the terms and conditions of the Registration Rights Agreement.

                                    ARTICLE 8

Intentionally Deleted

                                    ARTICLE 9

                              Exhibit 4.42 Page 18

                                  WARRANT AGENT

     Section 9.1.   Nature of Duties and Responsibilities Assumed.
                    ---------------------------------------------

     (a) The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts such appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders, by their acceptance thereof, shall be bound.

     (b) The Warrant Agent shall not by countersigning the Warrant Certificates or by any other act hereunder be deemed to make any representations as to (i) the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), or of any securities or other property delivered upon exercise or tender of any Warrant, (ii) the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, or (iii) the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.

     (c) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price, the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein, or in the Warrant Certificates, or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant
Certificate, or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     (d) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman, Chief Executive Officer or President of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

     (e) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its reasonable satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of

                              Exhibit 4.42 Page 19
any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

     (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

     (g) The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

     Section 9.2. Right to Consult Counsel. The Warrant Agent may at any time consult with competent legal counsel, and the Warrant Agent shall incur no liability or responsibility to the Company and to the Holders for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Section 9.3. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     Section 9.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     Section 9.5.  Resignation and Removal; Appointment of Successor.
                   -------------------------------------------------

     (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company.

                              Exhibit 4.42 Page 20

     (b) The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to the Holders at their last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be.

     (c) Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of twenty (20) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holders may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

     (d) After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

     (e) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.5(c). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to the Holders at their last address as shown on the register of the Company maintained by the Warrant Agent.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

     Section 10.1. Representations and Warranties. The Company hereby represents and warrants that, as of the date of this Agreement:

                              Exhibit 4.42 Page 21

     (a) Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

     (b) No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of its Articles of Incorporation or By-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or
(iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.

     (c) Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

     (d) Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (e) Capitalization. As of the date hereof, the Company's authorized stock consists of (i) 197,650,000 shares of Common Stock of which 20,410,605 have been issued and are outstanding, (ii) 350,000 shares of Class A Common Stock, $.01 par value per share, of which 339,806 have been issued and are outstanding,
(iii) 2,000,000 shares of Series A 8% Convertible Redeemable Preferred Stock, .$.01 par value per share, of which no shares have been issued and are outstanding. As of the date hereof, (i) no shares of Common Stock are held in treasury, except for shares in deferred compensation plan, which are accounted for as treasury stock (489,671 shares of Common Stock), (ii) 1,326,235 shares of Common Stock have been reserved for issuance under the Company's Rollover Stock Option Plan of which options to acquire all 1,326,235 shares of Common Stock have been granted and (iii) 3,750,000 shares of Common Stock have been reserved for issuance under the Company's 1997 Management Incentive Plan and 1998 Management Incentive Plan of which options to acquire 2,232,375 shares of Common Stock have been granted. The Company also grants shares of Common Stock to directors in consideration of their service as directors.

                                   ARTICLE 11

                                    COVENANTS

                              Exhibit 4.42 Page 22

     Section 11.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of Warrants, as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder. The transfer agent for the Common Stock (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon payment therefor as set forth in this Agreement and such issue, be duly and validly issued and fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     Section 11.2. Notice of Dividends. At any time when and if the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than ten
(10) days prior to the related record date for payment of the dividend so declared.

     Section 11.3. Reports. For so long as any Warrants remain outstanding and not expired by their terms, the Company shall furnish to the Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, the Company shall file with the Warrant Agent within 15 days after it files them with the Commission copies of its SEC Reports. In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless mail such SEC Reports to Holders upon their request. The Company shall furnish copies of its SEC Reports to Holders promptly after the Company files the same with the Warrant Agent. The Company shall make all such information available to investors, securities analysts and broker-dealers who request it in writing.

                                   ARTICLE 12

                                 WARRANT HOLDERS

     Section 12.1. Warrant Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise or conversion of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as specifically provided herein), or to receive dividends or subscriptions rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been

                              Exhibit 4.42 Page 23
exercised and the Company shall have elected to deliver Common Stock (and not cash) upon such exercise.

     Section 12.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without consent of the Warrant Agent or any other Holder, may on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise or exchange such Holder's Warrants in the manner provided in this Agreement.

                                   ARTICLE 13

                                  MISCELLANEOUS

     Section 13.1. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or by Holders with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Company or to Holders by a wire transfer in the appropriate amount to an account designated by each such Person. Any money deposited with the Warrant Agent for payment and distribution to the Company or the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be returned to the Company or the relevant Holder(s) upon its or their request therefor.

     Section 13.2. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of Warrants, or in respect of the issuance or delivery by the Company of any securities upon exercise of Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

     Section 13.3. Notices. (a) Any notice, demand or delivery authorized by this Agreement shall be in writing and shall be sufficiently given or made when delivered or on the third Business Day following the date sent by first-class mail, postage prepaid, addressed (i) to any Holder at such Holder's address shown on the register of the Company maintained by the Warrant Agent, (ii) to the Company or the Warrant Agent as follows:

                              Exhibit 4.42 Page 24

If to the Company:          Wellsford Real Properties, Inc.
                            535 Madison Avenue
                            26th Floor
                            New York, New York 10022
                            Attention: President

If to the Warrant Agent:    United States Trust Company of New York
                            114 West 47th Street
                            New York, New York 10036
                            Attention: Corporate Trust Department

or (iii) such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     (b) The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail to the Holders any such notice upon receipt thereof from the Company.

     Section 13.4. APPLICABLE LAW. THIS AGREEMENT, EACH WARRANT CERTIFICATE AND EACH WARRANT ISSUED HEREUNDER AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Section 13.5. Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of any Holders (each of whom is an intended third party beneficiary), the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders (and such successors, assigns, beneficiaries, executors and administrators), any right, remedy or claim under or by reason of this Agreement or any part hereof.

     Section 13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     Section 13.7. Supplements and Amendments. The Company and the Warrant Agent may from time to time, without the consent of the Holders, by supplemental agreement or otherwise, make any changes or corrections in this Agreement in order to (a) cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, (c) modify the restrictions on, and procedures for, resale and other transfers of the Warrants to the extent required or permitted by any change in applicable law or regulation (or the interpretation thereof) of the United States of America or in practices relating to the resale or transfer of restricted securities generally or (d) evidence the succession of another Person to the Company or

                              Exhibit 4.42 Page 25
the Warrant Agent and the assumption by such successor of this Agreement as provided herein; provided, that, in each case, such changes or corrections shall in any respect not adversely affect the interests of the Holders. The Warrant Agent shall send a copy of any such supplemental agreement or amendment to each of the Holders by first-class mail at the Company's expense. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements and amendments unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Any amendment or supplement to this Agreement that has an adverse effect on the rights of Holders as set forth in this Agreement shall require the written consent of registered Holders of two-thirds (2/3) of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Shares Amount would be decreased.

     Section 13.8. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 13.9. Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                            [SIGNATURE PAGE FOLLOWS]


                              Exhibit 4.42 Page 26

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                       WELLSFORD REAL PROPERTIES, INC.

                       By:   /s/ Edward Lowenthal
                             --------------------
                             Name: Edward Lowenthal
                             Title:   President


                       UNITED STATES TRUST COMPANY OF
                         NEW YORK, Warrant Agent

                       By:   /s/ Cynthia Chaney
                             ------------------
                             Name: Cynthia Chaney
                             Title:   Assistant Vice President

                              Exhibit 4.42 Page 27

                                                                       EXHIBIT A

                       FORM OF FACE OF WARRANT CERTIFICATE

                        WARRANTS TO PURCHASE COMMON STOCK
                       OF WELLSFORD REAL PROPERTIES, INC.

No.[     ]                                       Certificate for [    ] Warrants


     This certifies that [HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase, from Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as provided in the Warrant Agreement, at an exercise price and subject to all of the terms and conditions set forth in the Warrant Agreement. At the sole election of the Company, upon the exercise of any Warrant, the Company may pay to the Holder a certain amount of cash, as provided in the Warrant Agreement, in lieu of delivering the shares of Common Stock.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of May ___, 1999 (the "Warrant Agreement"), between the Company and United States Trust Company of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

     This Warrant Certificate shall terminate and be void as of the Close of Business on May ___, 2004.

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day beginning on May ___, 2004, and ending on the Expiration Date.

     The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

                              Exhibit 4.42 Page 28

     All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon payment therefor as set forth in the Warrant Agreement and such issue, be duly and validly issued and fully paid and non-assessable.

     In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the corporate trust office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the cash Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company.

     The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     Subject to the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

     No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

                              Exhibit 4.42 Page 29

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

     All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address: 535 Fifth Avenue, 26th Floor, New York, New York 10022.

                              Exhibit 4.42 Page 30

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:


                                                 WELLSFORD REAL PROPERTIES, INC.



                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


Countersigned:


UNITED STATES TRUST COMPANY OF
  NEW YORK, Warrant Agent

By:
    ---------------------------
    Name:
    Title:

                              Exhibit 4.42 Page 31

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                           EXERCISE SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To:  Wellsford Real Properties, Inc.

     The undersigned irrevocably exercises [ ] of the Warrants for, at your election, either (i) the Shares Amount or (ii) the Cash Amount and herewith makes payments of $[ ] and/or delivers membership units of Wellsford\Whitehall Group, L.L.C. (such cash payment being by certified or official bank check drawn on a New York City bank payable to the order of Wellsford Real Properties, Inc.), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Wellsford Real Properties, Inc. and directs that any shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below or any Cash Amount be wired to the account specified below.

Date:

                                               (Signature of Owner)

                                               (Street Address)

                                               (City)      (State)    (Zip Code)

                                               [Signature Guaranteed by:

                                                                               ]

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:


----------
*  The signature  must  correspond  with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed  by a  financial  institution  satisfactory  to the  Warrant
   Agent.


                              Exhibit 4.42 Page 32

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Wire transfer instructions:


                              Exhibit 4.42 Page 33

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

                                      SOCIAL SECURITY OR
                                      OTHER IDENTIFYING
          NAMES OF                        NUMBER OF
         ASSIGNEES      ADDRESS          ASSIGNEE(S)          NUMBER OF WARRANTS
         ---------      -------          -----------          ------------------


                              Exhibit 4.42 Page 34
and does hereby irrevocably constitute and appoint [ ] the undersigned's attorney to make such transfer on the books of [ ] maintained for that purpose, with full power of substitution in the premises.

Date:

                                                                               *
                                               (Signature of Owner)


                                               (Street Address)


                                               (City)       (State)   (Zip Code)

                                               [Signature Guaranteed by:

                                                                               ]
--------
* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

                              Exhibit 4.42 Page 35

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1DEFINITIONS
Section 1.1.      Definitions.................................................1

ARTICLE 2ORIGINAL ISSUE OF WARRANTS
Section 2.1.      Form of Warrant Certificates................................5
Section 2.2.      Execution and Delivery of Warrant Certificates..............6

ARTICLE 3EXERCISE OF WARRANTS
Section 3.1.      Exercise Procedures.........................................6

ARTICLE 4COMPLIANCE WITH THE SECURITIES ACT
Section 4.1.      Transfers...................................................7
Section 4.2.      Representations.............................................7

ARTICLE 5REGISTRATION OF TRANSFERS AND EXCHANGES
Section 5.1.      Generally...................................................8
Section 5.2.      Mutilated, Destroyed, Lost or Stolen Warrant Certificates...8

ARTICLE 6ADJUSTMENTS
Section 6.1.      Adjustment upon Certain Transactions........................9

ARTICLE 7REGISTRATION RIGHTS
Section 7.1.      Demand Registration........................................19
Section 7.2.      Piggyback Registration Rights..............................22
Section 7.3.      Company's Ability to Postpone Registration Rights..........23
Section 7.4.      Holder Withdrawal Rights...................................24

ARTICLE 8REGISTRATION PROCEDURES
Section 8.1.      Covenants of the Company Applicable to All Registration
                  Statements ................................................25
Section 8.2.      Covenants of the Selling Holders...........................29
Section 8.3.      Registration Expenses......................................30
Section 8.4.      Indemnification and Contribution...........................31
Section 8.5.      Rule 144...................................................34
Section 8.6.      Participation in Underwritten Offerings....................34
Section 8.7.      Lock-Up Agreements.........................................35

ARTICLE 9WARRANT AGENT
Section 9.1.      Nature of Duties and Responsibilities Assumed..............35
Section 9.2.      Right to Consult Counsel...................................37
Section  9.3.     Compensation and Reimbursement.............................37
Section 9.4.      Warrant Agent May Hold Company Securities..................37
Section 9.5.      Resignation and Removal; Appointment of Successor..........37

                              Exhibit 4.42 Page 36

ARTICLE 10REPRESENTATIONS AND WARRANTIES
Section 10.1.     Representations and Warranties.............................38

ARTICLE 11COVENANTS
Section 11.1.     Reservation of Common Stock for Issuance on Exercise
                  of Warrants ...............................................39
Section 11.2.     Notice of Dividends........................................40
Section 11.3.     Reports....................................................40

ARTICLE 12WARRANT HOLDERS
Section 12.1.     Warrant Certificate Holder Not Deemed a Shareholder........40
Section 12.2.     Right of Action............................................40

ARTICLE 13MISCELLANEOUS

Section 13.1.     Money and Other Property Deposited with the Warrant Agent..41
Section 13.2.     Payment of Taxes...........................................41
Section 13.3.     Notices....................................................41
Section 13.4.     APPLICABLE LAW.............................................42
Section 13.5.     Persons Benefitting........................................42
Section 13.6.     Counterparts...............................................42
Section 13.7.     Supplements and Amendments.................................42
Section 13.8.     Headings...................................................42
Section 13.9.     Remedies...................................................43

                              Exhibit 4.42 Page 37